Exhibit 99.1

ServiceTitan Announces Fiscal Fourth Quarter and Full Year Fiscal 2025 Financial Results

LOS ANGELES – March 13, 2025 – ServiceTitan, Inc. (NASDAQ: TTAN), the software platform that powers the trades, today announced financial results for the fiscal fourth quarter and full fiscal year ended January 31, 2025.

“The beginning of the new public market era for the trades, for our customers, and for ServiceTitan is off to a good start,” said Ara Mahdessian, co-founder and CEO. “I am proud of the way Titans executed this quarter to cap off a transformative year for our business. We plan to carry this same focused execution into fiscal year 2026.”

“Our goal and growth strategy is to become the operating system for the trades,” said Vahe Kuzoyan, co-founder and President. “Our core residential trades are performing well while our investments in roofing and commercial continue to deliver.”

Fourth Quarter Fiscal 2025 Financial Highlights:

Revenue:

•
Total revenue increased 29% year-over-year to $209.3 million.
•
Platform revenue increased 30% year-over-year to $200.1 million.

Loss from Operations:

•
GAAP loss from operations was ($99.9) million for the fourth quarter of fiscal 2025, compared to ($48.1) million in the fourth quarter of fiscal 2024.
•
Non-GAAP income from operations was $6.9 million for the fourth quarter of fiscal 2025, compared to non-GAAP income from operations of $2.1 million for the fourth quarter of fiscal 2024¹.

Net Loss:

•
GAAP net loss was ($100.9) million for the fourth quarter of fiscal 2025, compared to ($51.4) million in the fourth quarter of fiscal 2024.
•
Non-GAAP net income was $7.5 million for the fourth quarter of fiscal 2025, compared to non-GAAP net loss ($0.8) million for the fourth quarter of fiscal 2024¹.

Full Year Fiscal 2025 Financial Highlights:

Revenue:

•
Total revenue increased 26% year-over-year to $771.9 million.
•
Platform revenue increased 27% year-over-year to $739.5 million.

Loss from Operations:

•
GAAP loss from operations was ($230.0) million for fiscal 2025, compared to ($182.9) million for fiscal 2024.
•
Non-GAAP income from operations was $25.2 million for fiscal 2025, compared to non-GAAP loss from operations of ($17.1) million for fiscal 2024¹.

Net Loss:

•
GAAP net loss was ($239.1) million for fiscal 2025, compared to ($195.1) million for fiscal 2024.
•
Non-GAAP net income was $16.5 million for fiscal 2025, compared to non-GAAP net loss of ($27.4) million for fiscal 2024¹.

Cash:

•
Cash and cash equivalents totaled $441.8 million as of January 31, 2025.
•
Net cash generated by operating activities was $15.4 million for the fourth quarter of fiscal 2025, compared to $5.9 million in the fourth quarter of fiscal 2024. Net cash generated by operating activities was $37.1 million for fiscal 2025, compared to net cash used of ($39.7) million for fiscal 2024.
•
Non-GAAP free cash flow was $10.8 million for the fourth quarter of fiscal 2025, compared to ($2.2) million for the fourth quarter of fiscal 2024¹. Non-GAAP free cash flow was $15.5 million for fiscal 2025, compared to ($84.3) million for fiscal 2024¹.

Business and Operational Highlights:

•
Net dollar retention was greater than 110% for the fourth quarter of fiscal 2025.
•
Gross dollar retention was greater than 95% for fiscal 2025.
•
Gross Transaction Volume was $17.0 billion for the fourth quarter of fiscal 2025, up 26% year-over-year.
•
Gross Transaction Volume was $68.5 billion for fiscal 2025, up 23% year-over-year.
•
Total active customers were ~9,500 as of January 31, 2025, up 18% year-over-year.

_________________________

1 This press release uses non-GAAP financial measures that adjust GAAP financial measures for the impact of various items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “GAAP to Non-GAAP Reconciliation” below for additional information.

Fiscal First Quarter and Fiscal Year 2026 Financial Outlook:

For the first quarter of fiscal 2026, the Company currently expects:

•
Total revenue in the range of $207 million to $209 million.
•
Non-GAAP income from operations in the range of $12 million to $13 million².

For the full year fiscal 2026, the Company currently expects:

•
Total revenue in the range of $895 million to $905 million.
•
Non-GAAP income from operations in the range of $48 million to $53 million².

Conference Call Information:

The financial results and business highlights will be discussed on a conference call and webcast scheduled at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Thursday, March 13, 2025. Online registration for this event conference call can be found here. The live webcast of the conference call can be accessed from ServiceTitan’s investor relations website at http://investors.servicetitan.com.

Following completion of the events, a webcast replay will also be available at http://investors.servicetitan.com for 12 months.

About ServiceTitan

ServiceTitan is the software platform that powers trades businesses. The company’s cloud-based, end-to-end solution gives contractors the tools they need to run and grow their business, manage their back office, and provide a stellar customer experience. By bringing an integrated SaaS platform to an industry historically underserved by technology, ServiceTitan is equipping tradespeople with the technology they need to keep the world running.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern ServiceTitan’s expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding ServiceTitan’s financial outlook for total revenue and non-GAAP income from operations for the first quarter of fiscal year 2026 ending April 30, 2025 and the full fiscal year ending January 31, 2026. ServiceTitan’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” in our Prospectus dated December 11, 2024, filed with the SEC on December 12, 2024 and our Quarterly Report on Form 10-Q for the fiscal third quarter ended October 31, 2024, which should be read in conjunction with this press release and the financial results included herein. Additional information will be set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025. The forward-looking statements in this release are based on information available to ServiceTitan as of the date hereof, and ServiceTitan undertakes no obligation to update any forward-looking statements, except as required by law.

_________________________

2 ServiceTitan is not able, at this time, to provide an outlook for GAAP income (loss) from operations or a reconciliation of expected non-GAAP income from operations to GAAP income (loss) from operations for the first quarter of fiscal 2026 or for the full fiscal year 2026 because of the difficulty of estimating certain items excluded from non-GAAP income from operations that cannot be reasonably calculated or predicted without unreasonable efforts. For example, charges related to stock-based compensation expense require additional inputs, such as the number and value of awards granted, that are not currently ascertainable.

Press Contact

Max Wertheimer

ServiceTitan, Inc.

press@servicetitan.com

Investor Contact

Jason Rechel

ServiceTitan, Inc.

investors@servicetitan.com

© 2025 ServiceTitan. All rights reserved. ServiceTitan, the ServiceTitan logo, and all ServiceTitan product and service names mentioned herein are registered trademarks or unregistered trademarks of ServiceTitan, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

ServiceTitan, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
Revenue:
Platform	$200,074	$153,962	$739,486	$581,751
Professional services and other	9,207	7,802	32,392	32,590
Total revenue	209,281	161,764	771,878	614,341
Cost of revenue:
Platform	53,785	43,827	202,982	169,766
Professional services and other	17,320	17,725	67,969	67,945
Total cost of revenue	71,105	61,552	270,951	237,711
Gross profit	138,176	100,212	500,927	376,630
Operating expenses:
Sales and marketing	69,735	56,689	253,349	219,994
Research and development	76,057	54,420	263,054	203,534
General and administrative	92,250	37,194	214,476	135,966
Total operating expenses	238,042	148,303	730,879	559,494
Loss from operations	(99,866)	(48,091)	(229,952)	(182,864)
Other expense, net
Interest expense	(3,193)	(4,233)	(15,517)	(16,436)
Interest income	3,637	1,972	8,765	7,067
Other income (expense), net	(467)	133	(72)	1,224
Total other expense, net	(23)	(2,128)	(6,824)	(8,145)
Loss before income taxes	(99,889)	(50,219)	(236,776)	(191,009)
Provision for income taxes	1,054	1,193	2,318	4,136
Net loss	(100,943)	(51,412)	(239,094)	(195,145)
Adjustments to net loss attributable to common stockholders	(79,023)	(12,483)	(120,631)	(45,873)
Net loss attributable to common stockholders	$(179,966)	$(63,895)	$(359,725)	$(241,018)
Net loss per share, basic and diluted	$(2.80)	$(1.88)	$(8.53)	$(7.24)
Weighted-average shares used in computing net loss per share, basic and diluted	64,361,825	33,932,005	42,148,552	33,267,131

Disaggregated Revenue
	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
Subscription	$156,674	$119,398	$565,687	$441,484
Usage	43,400	34,564	173,799	140,267
Platform revenue	200,074	153,962	739,486	581,751
Professional services and other	9,207	7,802	32,392	32,590
Total revenue	$209,281	$161,764	$771,878	$614,341

ServiceTitan, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	As of January 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$441,802	$146,710
Restricted cash	711	1,403
Accounts receivable, net of allowance of $4,698 and $3,762 as of January 31, 2025 and January 31, 2024, respectively	44,469	28,046
Deferred contract costs, current	11,554	9,451
Contract assets	45,926	39,329
Prepaid expenses	24,791	22,652
Other current assets	3,513	1,640
Total current assets	572,766	249,231
Restricted cash, noncurrent	333	750
Deferred contract costs, noncurrent	10,608	8,399
Property and equipment, net	56,667	97,170
Operating lease right-of-use assets	24,025	43,270
Internal-use software, net	35,775	29,300
Intangible assets, net	214,952	251,347
Goodwill	845,836	830,872
Other assets	7,686	7,327
Total assets	$1,768,648	$1,517,666
Liabilities, Non-Convertible Preferred Stock, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and other accrued expenses	$40,182	$45,293
Accrued personnel related expenses	80,160	55,321
Deferred revenue, current	16,803	11,160
Operating lease liabilities, current	12,996	11,005
Short-term debt	1,073	1,800
Other current liabilities	1,902	688
Total current liabilities	153,116	125,267
Operating lease liabilities, noncurrent	47,327	58,576
Long-term debt, net	104,014	174,578
Other noncurrent liabilities	9,607	7,684
Total liabilities	314,064	366,105
Commitments and contingencies
Non-Convertible Preferred Stock
Non-convertible preferred stock, par value $0.001, 0 and 250,000 authorized, issued and outstanding as of January 31, 2025 and 2024, respectively.	—	233,546
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock, par value $0.001, 0 and 42,465,855 shares authorized, issued and outstanding as of January 31, 2025 and 2024, respectively.	—	1,395,878
Stockholders' Equity (Deficit)
Preferred stock, par value $0.001, 100,000,000 and 0 shares authorized as of January 31, 2025 and 2024, respectively. 0 shares issued and outstanding as of January 31, 2025 and 2024	—	—
Class A common stock, par value $0.001, 1,000,000,000 and 92,630,000 shares authorized as of January 31, 2025 and 2024, respectively. 76,644,240 shares and 34,185,388 shares issued and outstanding as of January 31, 2025 and 2024, respectively	77	34
Class B common stock, par value $0.001, 100,000,000 and 0 shares authorized as of January 31, 2025 and 2024, respectively. 13,404,097 shares and 0 shares issued and outstanding as of January 31, 2025 and 2024, respectively	13	—
Class C common stock, par value $0.001, 100,000,000 and 0 shares authorized as of January 31, 2025 and 2024, respectively. 0 shares issued and outstanding as of January 31, 2025 and 2024	—	—
Additional paid-in capital	2,560,224	388,739
Accumulated deficit	(1,105,730)	(866,636)
Total stockholders' equity (deficit)	1,454,584	(477,863)
Total liabilities, non-convertible preferred stock, redeemable convertible preferred stock and stockholders' equity (deficit)	$1,768,648	$1,517,666

ServiceTitan, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
Cash flows provided by (used in) operating activities
Net loss	$(100,943)	$(51,412)	$(239,094)	$(195,145)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	20,385	22,992	80,221	80,989
Amortization of deferred contract costs	3,107	2,537	11,471	9,402
Noncash operating lease expense	1,394	1,728	6,340	7,612
Stock-based compensation expense	94,679	30,417	163,729	102,454
Loss on impairment and disposal of assets	772	4,819	39,358	5,423
Change in valuation of contingent consideration	—	(200)	(135)	(1,100)
Deferred income taxes	(72)	179	1,182	1,826
Amortization of debt issuance costs	113	48	327	141
Gain on sale of intangibles	—	(1,224)	—	(1,224)
Provision for credit losses	872	1,013	3,688	2,649
Changes in operating assets and liabilities, net of effect of business acquisition:
Accounts receivable	(4,123)	(1,443)	(17,686)	(7,789)
Prepaid expenses and other current assets	(6,123)	(4,530)	(2,863)	(3,351)
Deferred contract costs	(5,270)	(3,525)	(15,781)	(12,595)
Contract assets	(1,962)	(2,563)	(6,597)	(11,840)
Other assets	3,193	(1,203)	2,661	(1,889)
Accounts payable and other accrued expenses	(4,546)	707	(8,980)	(2,768)
Accrued personnel-related expenses	14,046	12,419	23,165	(962)
Operating lease liabilities	(1,588)	(3,185)	(9,418)	(9,247)
Other liabilities	712	(1,090)	2,133	(2,657)
Deferred revenue	781	(622)	3,332	369
Net cash provided by (used in) operating activities	15,427	5,862	37,053	(39,702)
Cash flows provided by (used in) investing activities
Capitalized internal-use software	(3,638)	(2,912)	(17,799)	(15,743)
Purchase of property and equipment	(997)	(4,953)	(3,800)	(28,354)
Cash received for sale of intangible assets	—	2,739	—	2,739
Deposits for property and equipment	—	(174)	—	(518)
Repayment of loan to employee	—	—	—	1,529
Acquisition of business, net of cash acquired	—	—	(1,184)	—
Net cash used in investing activities	(4,635)	(5,300)	(22,783)	(40,347)
Cash flows provided by (used in) financing activities
Payment of contingent consideration	—	(225)	(300)	(835)
Proceeds from exercise of stock options	2,348	1,659	6,655	9,703
Proceeds from issuance of Series H-1 redeemable convertible preferred stock	—	—	—	34,000
Payment of Series H-1 convertible preferred stock issuance costs	—	—	—	(409)
Proceeds from issuance of common stock in initial public offering, net of underwriting costs	682,952	—	682,952	—
Repayment of non-convertible preferred stock	(310,562)	—	(310,562)	—
Payment of debt arrangements	(70,268)	(450)	(71,618)	(1,350)
Costs associated with initial public offering	(7,502)	(334)	(8,451)	(334)
Shares repurchased for tax withholding for the settlement of restricted stock units	—	(4,514)	(18,963)	(16,506)
Net cash provided by financing activities	296,968	(3,864)	279,713	24,269
Net increase (decrease) in cash, cash equivalents, and restricted cash	307,760	(3,302)	293,983	(55,780)
Cash, cash equivalents, and restricted cash
Beginning of period	135,086	152,165	148,863	204,643
End of period	$442,846	$148,863	$442,846	$148,863

Statement Regarding Use of Non-GAAP Financial Measures

In addition to our results prepared in accordance with GAAP, we believe non-GAAP gross profit and non-GAAP gross margin, in total and for platform, and professional services and other, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income (loss) from operations, non-GAAP operating margin, and non-GAAP net income (loss) are useful in evaluating our operating performance.

These measures, however, have certain limitations in that they reflect the exercise of judgment by our management about which expenses are excluded or included and do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results determined in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income (loss) from operations, non-GAAP operating margin and non-GAAP net income (loss) may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate these measures in the same manner.

For the reasons set forth below, we believe that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•
Stock-based compensation expense and related employer payroll taxes. We exclude stock-based compensation expense, including the performance-based RSU’s granted to our Co-Founders, and related employer payroll taxes to allow investors to make more meaningful comparisons of our performance between periods and to facilitate a comparison of our performance to those of other peer companies. Stock-based compensation may vary between periods due to various factors unrelated to our core performance, including as a result of the assumptions used in the valuation methodologies, timing and amount of grants and other factors. We exclude employer payroll taxes because the amounts vary based on timing and settlement or vesting of awards unrelated to our core operating performance. Moreover, stock-based compensation expense is a non-cash expense that we exclude from our internal management reporting processes and when assessing our actual performance, budgeting, planning, and forecasting future periods.
•
Amortization of acquired intangible assets. We incur amortization expense for acquired intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of acquired intangible assets is a non-cash expense that is significantly affected by the timing and size of acquisitions, and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred, we exclude the amortization expense from our internal management reporting processes. We exclude these charges when assessing our actual performance and when budgeting, planning, and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well.
•
Restructuring charges. To better align our strategic priorities with our investments, we implemented workforce reductions in fiscal 2024 and fiscal 2025. In connection with these reductions, we incurred employee-related expenses including severance and other termination benefits. We excluded these charges when assessing our actual performance and when budgeting, planning and forecasting future periods.
•
Loss on operating lease assets. In fiscal 2024 and fiscal 2025, we incurred impairments on certain right-of-use assets and other long-lived assets. We believe that it is useful to exclude these charges when assessing the level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. In addition, we believe excluding such costs enhances the comparability between periods.

•
Acquisition-related items. We have incurred costs related to acquisitions, including legal, third-party valuation and due diligence, insurance costs, and one-time retention bonuses for employees of acquired companies. In addition, we periodically record the change to the fair value of contingent consideration related to past acquisitions. We exclude these items when assessing our actual performance and when budgeting, planning and forecasting future periods. We believe excluding these items allows investors to make meaningful comparisons between our core operating results and those of other peer companies.

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for investing activities for capitalized internal use software and less cash paid for purchases of, and deposits for, property and equipment. We believe that free cash flow is a meaningful indicator of our sources of liquidity and capital requirements that provides information to management and investors in evaluating the cash flow trends of our business. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Other companies may calculate free cash flow or similarly titled non-GAAP measures differently, which could reduce the usefulness of free cash flow as a tool for comparison. In addition, free cash flow does not reflect mandatory debt service and other non-discretionary expenditures that are required to be made under contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.

ServiceTitan, Inc.

GAAP to Non-GAAP Reconciliations

(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Platform		Professional Services and Other		Total
	Three Months Ended January 31,		Three Months Ended January 31,		Three Months Ended January 31,
	2025	2024	2025	2024	2025	2024
	(in thousands)
GAAP gross profit	$146,289	$110,135	$(8,113)	$(9,923)	$138,176	$100,212
Stock-based compensation expense and related employer payroll taxes	1,570	1,333	1,133	988	2,703	2,321
Amortization of acquired intangible assets	5,533	5,338	334	3,032	5,867	8,370
Restructuring charges	—	57	—	212	—	269
Loss on operating lease assets	102	798	52	347	154	1,145
Non-GAAP gross profit	$153,494	$117,661	$(6,594)	$(5,344)	$146,900	$112,317

	Platform		Professional Services and Other		Total
	Three Months Ended January 31,		Three Months Ended January 31,		Three Months Ended January 31,
	2025	2024	2025	2024	2025	2024
GAAP gross margin	73%	72%	(88)%	(127)%	66%	62%
Stock-based compensation expense and related employer payroll taxes	1%	1%	12%	13%	1%	1%
Amortization of acquired intangible assets	3%	3%	4%	39%	3%	5%
Restructuring charges	0%	0%	0%	3%	0%	0%
Loss on operating lease assets	0%	1%	1%	4%	0%	1%
Non-GAAP gross margin	77%	76%	(72)%	(68)%	70%	69%

	Platform		Professional Services and Other		Total
	Fiscal		Fiscal		Fiscal
	2025	2024	2025	2024	2025	2024
	(in thousands)
GAAP gross profit	$536,504	$411,985	$(35,577)	$(35,355)	$500,927	$376,630
Stock-based compensation expense and related employer payroll taxes	5,731	5,694	4,298	4,424	10,029	10,118
Amortization of acquired intangible assets	21,902	21,844	1,786	4,484	23,688	26,328
Restructuring charges	386	1,217	129	2,181	515	3,398
Loss on operating lease assets	5,492	798	2,608	347	8,100	1,145
Non-GAAP gross profit	$570,015	$441,538	$(26,756)	$(23,919)	$543,259	$417,619

	Platform		Professional Services and Other		Total
	Fiscal		Fiscal		Fiscal
	2025	2024	2025	2024	2025	2024
GAAP gross margin	73%	71%	(110)%	(108)%	65%	61%
Stock-based compensation expense and related employer payroll taxes	1%	1%	13%	14%	1%	2%
Amortization of acquired intangible assets	3%	4%	6%	14%	3%	4%
Restructuring charges	0%	0%	0%	7%	0%	1%
Loss on operating lease assets	1%	0%	8%	1%	1%	0%
Non-GAAP gross margin	77%	76%	(83)%	(73)%	70%	68%

Non-GAAP Sales and Marketing Expense

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
	(in thousands)
GAAP sales and marketing expense	$69,735	$56,689	$253,349	$219,994
Stock-based compensation expense and related employer payroll taxes	(12,854)	(7,028)	(24,630)	(21,333)
Amortization of acquired intangible assets	(5,575)	(5,456)	(22,237)	(22,489)
Restructuring charges	—	(27)	(292)	(1,674)
Loss on operating lease assets	(123)	(980)	(7,023)	(980)
Non-GAAP sales and marketing expense	$51,183	$43,198	$199,167	$173,518

Non-GAAP Research and Development Expense

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
	(in thousands)
GAAP research and development expense	$76,057	$54,420	$263,054	$203,534
Stock-based compensation expense and related employer payroll taxes	(18,993)	(9,385)	(47,053)	(34,408)
Acquisition-related items	—	—	(250)	—
Restructuring charges	—	(128)	(991)	(1,546)
Loss on operating lease assets	(126)	(1,007)	(6,837)	(1,007)
Non-GAAP research and development expense	$56,938	$43,900	$207,923	$166,573

Non-GAAP General and Administrative Expense

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
	(in thousands)
GAAP general and administrative expense	$92,250	$37,194	$214,476	$135,966
Stock-based compensation expense and related employer payroll taxes	(45,149)	(12,460)	(68,749)	(39,173)
Stock-based compensation expense - Co-Founder performance based RSUs	(14,980)	—	(14,980)	—
Acquisition-related items	—	199	(1,933)	1,092
Restructuring charges	—	(115)	(698)	(1,564)
Loss on operating lease assets	(231)	(1,725)	(17,189)	(1,725)
Non-GAAP general and administrative expense	$31,890	$23,093	$110,927	$94,596

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
	(in thousands)
GAAP loss from operations	$(99,866)	$(48,091)	$(229,952)	$(182,864)
Stock-based compensation expense and related employer payroll taxes	79,699	31,194	150,461	105,032
Stock-based compensation expense - Co-Founders performance based RSUs	14,980	—	14,980	—
Amortization of acquired intangible assets	11,442	13,826	45,925	48,817
Restructuring charges	—	539	2,496	8,182
Acquisition-related items	—	(199)	2,183	(1,092)
Loss on operating lease assets	634	4,857	39,149	4,857
Non-GAAP income (loss) from operations	$6,889	$2,126	$25,242	$(17,068)

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
GAAP operating margin	(48)%	(30)%	(30)%	(30)%
Stock-based compensation expense and related employer payroll taxes	38%	19%	19%	17%
Stock-based compensation expense - Co-Founders performance based RSUs	7%	0%	2%	0%
Amortization of acquired intangible assets	5%	9%	6%	8%
Restructuring charges	0%	0%	0%	1%
Acquisition-related items	0%	0%	0%	0%
Loss on operating lease assets	0%	3%	5%	1%
Non-GAAP operating margin	3%	1%	3%	(3)%

Non-GAAP Net Income (Loss)

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
	(in thousands)
GAAP net loss	$(100,943)	$(51,412)	$(239,094)	$(195,145)
Stock-based compensation expense and related employer payroll taxes	79,699	31,194	150,461	105,032
Stock-based compensation expense - Co-Founders performance based RSUs	14,980	—	14,980	—
Amortization of acquired intangible assets	11,442	13,826	45,925	48,817
Restructuring charges	—	539	2,496	8,182
Acquisition-related items	—	(199)	2,183	(1,092)
Loss on operating lease assets	634	4,857	39,149	4,857
Income tax effects related to the above adjustments (1)	1,646	408	439	1,915
Non-GAAP net income (loss)	$7,458	$(787)	$16,539	$(27,434)

(1) This amount represents adjustments for the current and deferred income tax effects on non-GAAP net income (loss) for the impact of the non-GAAP adjustments above.

Free Cash Flow

	Three Months Ended January 31,		Fiscal
	2025	2024	2025	2024
	(in thousands)
Net cash provided by (used in) operating activities	$15,427	$5,862	$37,053	$(39,702)
Capitalized internal-use software	(3,638)	(2,912)	(17,799)	(15,743)
Purchase of property and equipment	(997)	(4,953)	(3,800)	(28,354)
Deposits for property and equipment	—	(174)	—	(518)
Non-GAAP free cash flow	$10,792	$(2,177)	$15,454	$(84,317)